     As filed with the Securities and Exchange Commission on October 3, 2002
                                                  Registration No. 333-66107

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               GA FINANCIAL, INC.
             (exact name of registrant as specified in its charter)

            DELAWARE                                              25-1780835
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


                             4750 CLAIRTON BOULEVARD
                         PITTSBURGH, PENNSYLVANIA 15236
                                 (412) 882-1175
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

               GREAT AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                   401(K) PLAN
                            (Full Title of the Plan)
                       -----------------------------------

                                                   Copies to:

John M. Kish
Chairman of the Board of Directors                 Thomas P. Hutton, Esq.
  and Chief Executive Officer                      Kent M. Krudys, Esq.
GA Financial, Inc.                                 Muldoon Murphy & Faucette LLP
4750 Clairton Boulevard                            5101 Wisconsin Avenue, N.W.
Pittsburgh, PA 15236                               Washington, D.C.  20016
(412) 882-1175                                     (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

==============================  ==================== =======================  =======================  ==================
    Title of each Class of             Amount           Proposed Maximum         Proposed Maximum          Amount of
       Securities to be           to be Registered     Offering Price Per       Aggregate Offering        Registration
          Registered                                          Share                    Price                  Fee
------------------------------  -------------------- -----------------------  -----------------------  ------------------
             N/A*                       N/A*                  N/A*                     N/A*                   N/A*
==============================  ==================== =======================  =======================  ==================

* The purpose of this post-effective amendment is to de-register 67,639 shares of GA Financial, Inc. common stock and participation interests previously registered for the Great American Federal Savings and Loan Association 401(k) plan.


                                EXPLANATORY NOTE

         Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is filed for the purpose of deregistering securities which remain unsold under the Form S-8 Registration Statement No. 333-66107, filed with the Securities and Exchange Commission on October 26, 1998 (the "Registration Statement").

         Issuances under the Registration Statement have ceased. Accordingly, the Registrant hereby deregisters 67,639 shares of GA Financial, Inc. common stock which remain unsold under the Great American Federal Savings and Loan Association 401(k) Plan. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Item 601 of Regulation S-K are inapplicable to this filing.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, GA Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on September 24, 2002.

                                       GA FINANCIAL, INC.


                                       By:      /s/John M. Kish
                                                ---------------------------
                                                John M. Kish
                                                Chairman of the Board
                                                and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas E. Bugel and John M. Kish, either of them, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Name               Title                                       Date


/s/John M. Kish          Chairman of the Board and Chief      September 24, 2002
----------------------   Executive Officer (principal
John M. Kish              executive officer)


/s/James V. Dionise      Chief Financial Officer, Secretary   September 24, 2002
---------------------    and Treasurer (principal accounting
James V. Dionise         and financial officer)



/s/Thomas E. Bugel       Vice Chairman of the Board           September 24, 2002
---------------------
Thomas E. Bugel

/s/Darrell J. Hess       Director                             September 24, 2002
---------------------
Darrell J. Hess


/s/Thomas M. Stanton     Director                             September 24, 2002
---------------------
Thomas M. Stanton



/s/Robert J. Ventura     Director                             September 24, 2002
---------------------
Robert J. Ventura


/s/David R. Wasik         Director                            September 24, 2002
----------------------
David R. Wasik

                                    SIGNATURE

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 24, 2002.


                                              GREAT AMERICAN FEDERAL SAVINGS
                                              AND LOAN ASSOCIATION



                                              By: /s/John M. Kish
                                                  -----------------------------